Exhibit 10.20

Execution Version

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH AN ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE MADE TO ARISTA NETWORKS, INC., 275 MIDDLEFIELD ROAD, SUITE 250, MENLO PARK, CALIFORNIA 94025, ATTENTION CHIEF EXECUTIVE OFFICER OR CHIEF FINANCIAL OFFICER.

ARISTA NETWORKS, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$12,500,000.00	January 4, 2011

FOR VALUE RECEIVED, ARISTA NETWORKS, INC., a Nevada corporation (the “Company”), promises to pay to 2010 David R. Cheriton Irrevocable Trust (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to six percent (6.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2014 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement and this Note is subject to, and the Investor is entitled to the protections of, the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. Upon ten (10) days prior written notice to Investor (any such notice, a “Prepayment Notice”), the Company may prepay this Note in whole or in part, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(c) Mandatory Prepayment. In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for five (5) business days after the Company’s receipt of written notice to the Company of such failure; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Other Payment Obligations. Defaults shall exist under any agreements of the Company with any third party or parties which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in an aggregate amount in excess of Ten Million Dollars ($10,000,000); or

(e) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(g) Judgments. Judgments or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(e) or 2(f)) and at any time thereafter during the continuance of such Event of Default, a Majority in Interest of Investors, by written notice to the Company, may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(e) and 2(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, a Majority in Interest of Investors may by written consent exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. In addition to the foregoing, the Company shall pay any and all reasonable attorney’s fees and court costs incurred by the Investor in enforcing and collecting this Note due to an Event of Default.

4. Conversion.

(a) (i) If a Change of Control occurs or a Qualified Initial Public Offering occurs prior to repayment of this Note in full, then Investor has the right, at Investor’s option, to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note immediately prior to the closing of such Change of Control or Qualified Initial Public Offering into fully paid and nonassessable shares of the Company’s Common Stock at a price per share equal to the Conversion Price.

(ii) If the Company shall have delivered a Prepayment Notice, then the Investor has the right, at Investor’s option, to convert the outstanding principal amount of this Note to be prepaid and all accrued and unpaid interest thereon immediately prior to the scheduled prepayment date into fully paid and nonassessable shares of the Company’s Common Stock at a price per share equal to the conversion price of the series of preferred stock of the Company (other than Series A Preferred Stock) first issued by the Company subsequent to the Initial Closing (as defined in the Purchase Agreement) or (ii) if no such shares shall have been issued, the fair market value per share of the Company’s Common Stock, as determined by the Board of Directors of the Company (the “Board”) in good faith (such determination of the fair market value of the Common Stock shall be not be based on any valuation report prepared for purposes of valuing Common Stock as provided under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”); furthermore, any such valuation shall be based on a methodology for determination of the fair market value of the Common Stock which assumes that the number of shares of Common Stock outstanding includes the conversion of all outstanding securities convertible into or exchangeable for Common Stock on an as-converted (including, but not limited to, the preferred stock and any convertible debt instruments of the Company)); provided, however, that if the Investor disputes the Board’s determination of fair market value of the Company’s Common Stock, the Investor shall be entitled to have the fair market value of the Company’s Common Stock determined by an independent appraiser selected by the Investor and reasonably acceptable to the Company (such determination of the fair market value of the Common Stock shall be not be based on any valuation report prepared for purposes of valuing Common Stock as provided under Section 409A; furthermore, any such valuation shall be based on a methodology for determination of the fair market value of the Common Stock which assumes that the number of shares of Common Stock outstanding includes the conversion of all outstanding securities convertible into or exchangeable for Common Stock on an as-converted (including, but not limited to, the preferred stock and any convertible debt instruments of the Company)). All costs of any appraisal under this Section 4(a)(ii) shall be paid equally by the Company and the Investor.

(b) Conversion Procedure.

(i) Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon conversion of this Note in connection with the occurrence of a Qualified Initial Public Offering, the Investor agrees to execute and deliver to the Company a lock-up agreement for 180 days or such shorter period of time (or as may be extended to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) as may be required by the underwriters for holders of the Company’s Common Stock in connection with such public offering. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(b)(ii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(b)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5. Subordination. The Obligations evidenced by this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness.

(a) Lien Subordination. Investor subordinates to holders of Senior Indebtedness any security interest or lien that Investor may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of Investor and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Company shall at all times be prior to the security interest of Investor. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest.

(b) Payment Subordination. All Obligations are subordinated in right of payment to all obligations of the Company to holders of Senior Indebtedness now existing or hereafter arising. Investor will not demand or receive from the Company (and the Company will not pay to Investor) all or any part of the Obligations, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Investor exercise any remedy with respect to any collateral securing Senior Indebtedness, nor will Investor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any Senior Indebtedness remains outstanding, provided that Investor shall be entitled to declare all outstanding Obligations to be immediately due and payable and make demand for payment upon the occurrence of an Event of Default hereunder. Notwithstanding the foregoing, the Investor shall be entitled to receive, and to enforce its rights to receive, (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and (iii) other payments consented to in writing by holders of Senior Indebtedness.

(c) Turnover. Investor shall promptly deliver to holders of Senior Indebtedness in the form received (except for endorsement or assignment by Investor where required by holders of Senior Indebtedness) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Investor with respect to the Obligations other than in accordance with this Section 5.

(d) Insolvency Proceedings. In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 5 shall remain in full force and effect, and except as otherwise permitted in this Section 5 the Senior Indebtedness shall be paid in full before any payment is made to Investor. In any such insolvency, reorganization or similar case or proceeding, Investor may take appropriate actions to protect its claims and interests, including, without limitation, (i) filing a claim, proof of claim or other statement of interest, (ii) filing pleadings to defend against disallowance of its claims, (iii) taking any action not adverse to the priority of the Senior Indebtedness to create, perfect, preserve or protect any lien held by Investor, (iv) voting on or objecting to any plan of reorganization or liquidation, or (v) exercising any of its rights or remedies with respect to its claims to the extent permitted pursuant to Section 5(b).

(e) Attorney-in-Fact. For so long as any of the Senior Indebtedness remains unpaid, Investor irrevocably appoints holders of Senior Indebtedness as Investor’s attorney-in-fact, and grants to holders of Senior Indebtedness a power of attorney with full power of substitution, in the name of Investor or in the name of holders of Senior Indebtedness, for the use and benefit of holders of Senior Indebtedness, without notice to Investor, to perform at holders of Senior Indebtedness’ option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

(i) To file the appropriate claim or claims in respect of the Obligations on behalf of Investor if Investor fails to do so prior to ten (10) days before the expiration of the time to file claims in such proceeding and if holders of Senior Indebtedness elects, in their sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Investor and to otherwise vote Investor’s claims in respect of any Obligations in any manner that holders of Senior Indebtedness deems appropriate for the enforcement of their rights hereunder if the Investor has failed to make any such election prior to five (5) business days before the expiration of the time for Investor to make such election(s).

(f) Reinstatement. This Section 5 shall remain effective for so long as the Company owes any amounts under the Senior Indebtedness. If, at any time after payment in full of the Senior Indebtedness any payments of the Senior Indebtedness must be disgorged by holders of Senior Indebtedness for any reason (including, without limitation, the bankruptcy of the Company), this Section 5 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Investor shall immediately pay over to holders of Senior Indebtedness all payments received with respect to the Obligations to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Investor, holders of Senior Indebtedness may take such actions with respect to the Senior Indebtedness as holders of Senior Indebtedness, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Indebtedness and any collateral securing the Senior Indebtedness, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect the rights of any holder of Senior Indebtedness hereunder. Investor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Investor agrees that it shall not assert any such defenses or rights.

(g) Subrogation. Subject to the payment in full of all Senior Indebtedness, Investor shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Investor would be entitled except for the provisions of this Section 5 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(h) Further Assurances. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, Company may require that Investor execute such forms of subordination agreement; provided that such forms shall not impose on Investor terms materially less favorable than those provided herein.

(i) Reliance of Holders of Senior Indebtedness. Investor, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

6. Covenants of the Company.

(a) Limitation on Other Indebtedness. The Company shall not, directly or indirectly, incur any indebtedness for borrowed money of the Company that does not constitute Senior Indebtedness, unless such indebtedness is either:

(i) pari passu in right of payment with the Notes, or

(ii) expressly subordinated in right of payment to the Notes.

(b) Other Notes or Convertible Debt. If at any time any Note shall be then outstanding that contains terms and conditions which are more favorable to the holder thereof than the terms and conditions set forth herein are to the Investor, or if the Company shall issue to any person within the first twelve months of the date hereof any convertible debt instrument, or if any convertible debt instrument shall be then outstanding, that contains terms and conditions which are more favorable to such person than the terms and conditions set forth herein are to the Investor, then (i) the terms and provisions of this Note shall be deemed to be automatically amended (without the necessity of any action on the part of the Company or the Investor), to provide the Investor the benefit of such more favorable terms and conditions, in addition to any other rights, terms and provisions set forth herein and (ii) the Company shall provide the Investor prompt notice of the existence or issuance of such Note or convertible debt instrument and the amendment of this Note.

(c) Confidentiality of Investor Information. The Company shall not disclose directly or indirectly any information concerning any Investor or such Investor’s stockholders, members, directors, partners, affiliates or employees, including, without limitation, any such person’s identity or identifying information, such as address or telephone number, to any other person or entity (other than its employees having a need to know the contents of such information, and its attorneys) (“Investor Information”), without the prior written consent of such Investor. Notwithstanding the foregoing, in the event that the Company is requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Company’s securities are listed or quoted) or by judicial order of a court of competent jurisdiction to disclose publicly or to any person any such Investor Information, the Company shall promptly (and in any event within 24 hours) notify the Investor of such request or requirement in order to enable the Investor (i) to seek an appropriate protective order or other remedy with respect thereto, (ii) to consult with the Company with respect to taking steps to resist or narrow the scope of such request or requirement, or (iii) to waive compliance, in whole or in part. In the event that such protective order or other remedy is not obtained, or the Investor waives compliance, in whole or in part, the Company shall use its commercially reasonable efforts (A) to disclose only that portion of such Investor Information which is legally required to be disclosed, and (B) to provide that all Investor Information that is so disclosed will be accorded confidential treatment to fullest extent available under applicable laws, regulations and judicial orders. The Company shall fully cooperate with the Investor so as to enable investor to secure an appropriate protective order or other remedy such that disclosure does not continue to be so requested or required or, if continued to be requested or required, is restricted or narrowed to the extent possible. In the event that the Company shall have complied fully with the provisions of this paragraph, the Company shall have no liability hereunder for the disclosure of that Investor Information which it is legally required to be so disclosed.

(d) Notice to Investors. If at any time:

(i) there shall have occurred an Event of Default; or

(ii) there shall have occurred any Change of Control or the Company shall have entered into any agreement where upon consummation of the transactions contemplated thereby any Change of Control will occur;

then, in any one or more of said cases, the Company shall give prompt written notice of such occurrence to the Investors. Such notice shall set forth such facts as shall indicate the effect of such occurrence (to the extent such effect may be known at the date of such notice) on the rights of the Investors pursuant to this Note and/or the Purchase Agreement. Such notice shall, if applicable, also state the Conversion Price and the kind and amount of shares of the Company’s Common Stock and other property deliverable upon conversion of the Notes.

7. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of outstanding voting securities of the Company representing more than 50% of the total votes entitled to be cast for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Conversion Price” shall mean the lesser of (A) the conversion price of the series of preferred stock of the Company (other than Series A Preferred Stock) first issued by the Company subsequent to the Initial Closing, if any, or (B) the price of the Common Stock as determined in the Company’s initial public offering or Change of Control transaction or as set forth in Section 4(a)(ii), as the case may be.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Majority in Interest of Investors” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Notes” shall mean the subordinated convertible promissory notes issued pursuant to the Purchase Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note and Common Stock Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Qualified Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act that results in total gross proceeds to the Company in excess of Twenty-Five Million Dollars ($25,000,000).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company, to banks, commercial finance lenders or other regulated lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), and (ii) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clause (i).

“Transaction Documents” shall mean this Note, each of the other Notes, and the Purchase Agreement.

8. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 8(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors or by the Investor (other than transfers to a parent, subsidiary or other affiliate of the Investor, if the Investor is a corporation) without the prior written consent of the Company.

(iii) The Company will maintain a book entry system in accordance with Treas. Reg. Sec. 5f.103-1(c) registering any transfer of the Notes.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(i) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

The Company has caused this Note to be issued as of the date first written above.

ARISTA NETWORKS, INC.
a Nevada corporation

By:	/s/ Jayshree V. Ullal
Name:	Jayshree V. Ullal
Title:	President & CEO

[Signature Page to Subordinated Convertible Promissory Note]